Exhibit 99.1

Bayview Acquisition Corp Announces the Separate Trading of its Ordinary Shares
and Rights Commencing December 28, 2023

New York, NY – December 27, 2023 – Bayview Acquisition Corp (the “Company” or “we”) announced that, commencing December 28, 2023, holders of the 6,000,000 units sold in the Company’s initial public offering may elect to separately trade the ordinary shares and rights included in the units. Any units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “BAYAU,” and the separated ordinary shares and rights are expected to trade on Nasdaq under the symbols “BAYA” and “BAYAR,” respectively. Holders of units will need to have their brokers contact Equiniti Trust Company, LLC, the Company’s transfer agent, in order to separate the units into ordinary shares and rights.

The units were initially offered by the Company in an underwritten offering. Chardan Capital Markets, LLC acted as sole book-running manager of the offering. Registration statements relating to the units and the underlying securities became effective on December 14, 2023.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bayview Acquisition Corp

Bayview Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While we will not be limited to a particular industry or geographic region in our identification and acquisition of a target company, we intend to focus our search on businesses in Asia.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated separation of the units into ordinary shares and rights. No assurance can be given that the units will be separated as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Taylor Zhang
Email: taylorzhang@irimpact.com
203-998-5540